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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                         PURSUANT TO SECTION 13 or 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 January 5, 2002

                        Commission File Number 33-7764-C

INTERACTIVE GAMING & COMMUNICATIONS INC.
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(Exact Name of Registrant as specified in its charter)

DELAWARE                                                      23-28338676
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation of organization)

1220 VALLEY FORGE ROAD, BUILDING 19, VALLEY FORGE, PA 19482
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(Address of principal executive offices)

Registrant's telephone number, including area code:           (610) 917-3831

Securities registered pursuant to Section 12 (g) of the Act:
                                         COMMON STOCK, PAR VALUE $.001 PER SHARE

Title of each class                    Name of each exchange on which registered
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CLASS A COMMON STOCK                                 NASDAQ BULLETIN BOARD


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

         (1) Yes   X       No
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         (2) Yes   X       No
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ITEM 5. OTHER EVENTS

Registrant announces that on December 28, 2001, it signed a Letter of Intent with XTC Marketing, LLC owner of CasinoJudge.com, a gaming portal and advertising site. The agreement, which by its terms, provides as follows:

(a) The issuance of five hundred thousand (500,000) of Convertible Preferred shares of Interactive Gaming & Communications Inc., each share convertible into five (5) shares of common stock, to XTS Marketing, LLC, in return for one hundred percent (100%) of the issued and outstanding shares of XTS Marketing, LLC.

XTS Marketing, LLC has been formed in the State of New Jersey.


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Pursuant to the requirements of the Securities and Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Gaming & Communications Inc.
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Lawrence Elliott Hirsch                                       January 6, 2002
Chief Executive Officer